SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

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franklin investors securities trust

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franklin total return fund

A SERIES OF franklin investors securities trust

One Franklin Parkway

San Mateo, California 94403-1906

 IMPORTANT NOTICE OF INTERNET AVAILABILITY
 OF INFORMATION STATEMENT

This notice provides only an overview of the more complete Information Statement that is available to you on the Internet relating to the Franklin Total Return Fund (the “Fund”), a series of Franklin Investors Securities Trust (the “Trust”).  We encourage you to access and review all of the important information contained in the Information Statement, available online at https://franklintempletonprod.widen.net/s/cgzwcrf265/460_stmt.

The Information Statement describes a recent change involving the investment management of the Fund. Franklin Advisers, Inc. (“Advisers”) currently serves as the investment manager to the Fund. Under an exemptive order from the U.S. Securities and Exchange Commission, Advisers is permitted to appoint and replace both wholly owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements with such sub-advisors without obtaining prior shareholder approval, but subject to the approval of the Trust’s Board of Trustees (the “Board”).  Under the exemptive order, Advisers, the Fund’s investment manager, has the ultimate responsibility, subject to oversight by the Board, to oversee the Fund’s sub-advisor(s) and recommend their hiring, termination and replacement. On February 27, 2023, the Board, on behalf of the Fund, appointed Franklin Templeton Institutional, LLC (“FT Institutional”) as a sub-advisor to the Fund and approved a new sub-advisory agreement between Advisers and FT Institutional, effective March 31, 2023, pursuant to which FT Institutional supports Advisers in providing investment advice to the Fund.  In connection with the appointment of FT Institutional as a sub-advisor to the Fund, Josh Lohmeier, an employee of FT Institutional, has been added as portfolio manager to the Fund.

A more detailed description of FT Institutional and its investment operations, information about the new sub-advisory agreement with FT Institutional, and the reasons the Board appointed FT Institutional as a sub-advisor is included in the Information Statement.

This Notice of Internet Availability of Information Statement is being mailed beginning on or about June 29, 2023, to shareholders of record of the Fund as of June 7, 2023. Householding is an option available to certain Fund investors. Householding is a method of delivery, based on the preference of the individual investor, in which a single copy of certain shareholder documents can be delivered to investors who share the same address, even if their accounts are registered under different names. Householding for the Fund is available through certain broker-dealers. If you are interested in enrolling in householding and receiving a single copy of the Notice of Internet Availability of Information Statement and other shareholder documents, please contact your broker-dealer. If you are currently enrolled in householding and wish to change your householding status, please contact your broker-dealer.  The Information Statement will be available online until at least September 27, 2023.  A paper or e-mail copy of the full Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN /(800) 342-5236.  If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

 NOT TO SEND US A PROXY.

460 SHLTR 06/23

franklin total return FUND

A SERIES OF FRANKLIN INVESTORS SECURITIES TRUST

One Franklin Parkway

San Mateo, California 94403-1906

INFORMATION STATEMENT

This Information Statement describes a recent change involving the investment management of the Franklin Total Return Fund (the “Fund”), a series of Franklin Investors Securities Trust (the “Trust”).  At a meeting held on February 27, 2023 (the “Meeting”), the Trust’s Board of Trustees (the “Board” or the “Trustees”), on behalf of the Fund, appointed Franklin Templeton Institutional, LLC (“FT Institutional”) as the sub-advisor to the Fund and approved a new sub-advisory agreement between Franklin Advisers, Inc. (“Advisers”), the Fund’s investment manager, and FT Institutional, effective March 31, 2023, pursuant to which FT Institutional supports Advisers in providing investment advice to the Fund. Advisers has the ultimate responsibility, subject to the oversight by the Board, to oversee the Fund’s sub-advisor(s) and recommend their hiring, termination and replacement.  Under an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”), Advisers is permitted to appoint and replace both wholly owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements without obtaining prior shareholder approval, but subject to the approval of the Board (the “Manager of Managers Order”).

This Information Statement is being made available via the internet beginning on or about
June 29, 2023 to all shareholders of record of the Fund as of June 7, 2023 (the “Record Date”).  The Information Statement will be available online at https://franklintempletonprod.widen.net/s/cgzwcrf265/460_stmt until at least September 27, 2023.  A paper or e-mail copy of this Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN/(800) 342-5236.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

 NOT TO SEND US A PROXY.

Why am I receiving this Information Statement?

This Information Statement is being furnished to you by the Board to inform shareholders of a recent change in the investment management of the Fund.  The Board, upon the recommendation of Advisers, has approved a new sub-advisory agreement between Advisers and FT Institutional (the “New Sub-Advisory Agreement”). Advisers and FT Institutional are both wholly owned subsidiaries of Franklin Resources, Inc. (“FRI”).  This Information Statement provides details regarding FT Institutional, the New Sub-Advisory Agreement and the reasons the Board appointed FT Institutional as a new sub-advisor.

What is the Manager of Managers Structure?

The Fund is structured as a multi-manager fund and, pursuant to the Manager of Managers Order, Advisers has the ultimate responsibility, subject to oversight by the Board, to oversee the Fund’s sub-advisor(s) and recommend their hiring, termination and replacement. Advisers also, subject to the review and approval of the Board, sets the Fund’s overall investment strategy; evaluates, selects and recommends sub-advisor(s) to manage all or a portion of the Fund’s assets; and implements procedures reasonably designed to ensure that the sub-advisor complies with the Fund’s investment goal, policies and restrictions.  Subject to review by the Board, Advisers may allocate and, when appropriate, reallocate the Fund’s assets among sub-advisors, and will monitor and evaluate the sub-advisor’s performance.

The Fund, however, must comply with certain conditions when relying on the Manager of Managers Order.  One condition is that the Fund, by providing this Information Statement, inform shareholders of the hiring of any new wholly owned or unaffiliated sub-advisor within ninety (90) days after the hiring.

APPOINTMENT OF FT Institutional AS A SUB-ADVISOR TO THE FUND

Why was FT Institutional appointed as a new sub-advisor?

Advisers recommended, and the Board approved, the appointment of FT Institutional as a sub-advisor to the Fund to enable Josh Lohmeier, an employee of FT Institutional, to serve as an additional portfolio manager of the Fund. Advisers recommended adding Mr. Lohmeier to the portfolio management team because Advisers believes Mr. Lohmeier’s credit background adds complementary expertise to the team.

Has the addition of FT Institutional increased the Fund’s fees and expenses?

No.  The addition of FT Institutional as the sub-advisor to the Fund has had no impact on the investment management fees charged to the Fund or the fees paid by Fund shareholders, because the fees paid by Advisers to FT Institutional are deducted from the fees paid by the Fund to Advisers. The addition of FT Institutional as the sub-advisor to the Fund has not materially changed the manner in which the Fund seeks to achieve its investment goal or the level of services that are provided to the Fund.

Information about FT Institutional

FT Institutional, 280 Park Avenue, New York, NY 10017-1274, is a direct, wholly owned subsidiary of FRI. Together, FT Institutional and its affiliates manage, as of May 31, 2023, over $1.4 trillion in assets, and have been in the investment management business since 1947. FRI is a publicly owned holding company with its principal offices located at One Franklin Parkway, San Mateo, California 94403-1906. The principal stockholders of FRI are Charles B. Johnson and Rupert H. Johnson, Jr., who owned approximately 20.8% and 19.8%, respectively, of its outstanding shares as of December 9, 2022. The shares deemed to be beneficially owned by Charles B. Johnson include certain shares held by three private charitable foundations for which he is a trustee, of which he disclaims beneficial ownership. The shares deemed to be beneficially owned by Rupert H. Johnson, Jr. include certain shares held by a private charitable foundation for which he is a trustee or by his spouse, of which he disclaims beneficial ownership.

The names and principal occupations of the principal executive officers and directors of FT Institutional, as of the Record Date, are set forth below. The business address of each person is 280 Park Avenue, New York, NY 10017-1274.

Name	Title
Bjorn Davis	Chief Compliance Officer
Michael Foley	Executive Vice President
Jed A. Plafker	Executive Vice President
Sonal Desai	Executive Vice President
Michael P. McCarthy	Executive Vice President
David Manlowe	Executive Vice President
Bryan R. Martoken	Executive Vice President
Yu (Ben), Meng	Executive Vice President
Mark L. Constant	Treasurer
Thomas C. Merchant	Chief Legal Officer

material terms of the NEW Sub-Advisory Agreement

Below is a summary of the material terms of the New Sub-Advisory Agreement. This summary is qualified in its entirety by reference to the New Sub-Advisory Agreement, a copy of which is attached as Exhibit A.

Services.  Subject to the overall policies, direction and review of the Board and subject to the instructions and supervision of Advisers, FT Institutional provides certain investment advisory services with respect to securities and investments and cash equivalents in the Fund.

Sub-advisory Fees.  FT Institutional’s provision of sub-advisory services to the Fund had no impact on the amount of investment management fees that are paid by the Fund or Fund shareholders because the fees that are received by FT Institutional are paid directly by Advisers. Further, shareholder approval would be necessary to increase the investment management fees that are payable by the Fund, which is not contemplated. The approval of the New Sub-Advisory Agreement did not affect how the Fund is managed or the Fund’s investment goal, principal investment strategies or the principal risks associated with an investment in the Fund.

Under the New Sub-Advisory Agreement, Advisers pays FT Institutional a sub-advisory fee of 20% of the “net investment advisory fee” paid by the Fund to Advisers. The net investment advisory fee is defined in the New Sub-Advisory Agreement to equal (i) 96% of an amount equal to the total investment management fee payable to Advisers, minus any Fund fees and/or expenses waived and/or reimbursed by Advisers, minus (ii) any fees payable by Advisers to Franklin Templeton Services, LLC (“FT Services”) for fund administrative services.

Payment of Expenses.  During the term of the New Sub-Advisory Agreement, FT Institutional pays all expenses incurred by it in connection with the services to be provided by it under the New Sub-Advisory Agreement other than the cost of securities (including brokerage commissions, if any) purchased by the Fund.

Brokerage.  FT Institutional uses its best efforts to obtain for the Fund the most favorable price and execution available when placing trades for the Fund’s portfolio transactions. The New Sub-Advisory Agreement recognizes that FT Institutional may place orders on behalf of the Fund with a broker who charges a commission for that transaction which is in excess of the amount of commissions that another broker would have charged for effecting that transaction, in recognition of the brokerage and research services that such broker provides, in accordance with the Fund’s policies and procedures, the terms of the Fund’s investment management agreement, the Fund’s prospectus and statement of additional information, and applicable law.

Limitation of Liability.  The New Sub-Advisory Agreement provides that in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties under such agreement on the part of FT Institutional, neither FT Institutional nor any of its directors, officers, employees or affiliates will be subject to liability to Advisers, the Fund, or to any shareholder of the Fund for any error of judgment or mistake of law or any other act or omission in the course of, or connected with, rendering services thereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.

Continuance.  The New Sub-Advisory Agreement will continue in effect for two years after its effective date of March 31, 2023, unless earlier terminated. The New Sub-Advisory Agreement is thereafter renewable annually for successive periods of twelve (12) months by a vote of a majority of the Fund’s Independent Trustees at a meeting called for the purpose of voting on such approval, and either (a) the affirmative vote of a “majority of the outstanding voting securities” of the Fund, which is defined in the Investment Company Act of 1940 (“1940 Act”), as the lesser of: (A) 67% or more of the voting securities of the Fund present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy; or (B) more than 50% of the outstanding voting securities of the Fund (a “1940 Act Majority Vote”), or (b) a majority of the Board as a whole.

Termination.  The New Sub-Advisory Agreement may be terminated (i) at any time, without payment of any penalty, by the Board upon written notice to Advisers and FT Institutional, or a 1940 Act Majority Vote of the Fund’s shareholders, or (ii) by Advisers or FT Institutional upon not less than sixty (60) days’ written notice to the other party.

What fees were paid by the Fund to affiliates of FT Institutional during the most recent fiscal year?

Information regarding the fees paid by the Fund to affiliates of FT Institutional during the Fund’s most recently completed fiscal year is provided below, under “ADDITIONAL INFORMATION ABOUT THE FUND.”

What factors did the Board consider when approving the New Sub-Advisory Agreement?

At the Meeting, the Board, including a majority of the Independent Trustees, reviewed and approved the New Sub-Advisory Agreement between Advisers and FT Institutional on behalf of the Fund, for an initial two-year period. The Independent Trustees received advice from and met separately with Independent Trustee counsel in considering whether to approve the New Sub-Advisory Agreement.

The Board reviewed and considered information provided by Advisers at the Meeting with respect to the New Sub-Advisory Agreement. The Board also reviewed and considered the factors it deemed relevant in approving the New Sub-Advisory Agreement, including, but not limited to: (i) the nature, extent, and quality of the services to be provided by FT Institutional; and (ii) the costs of the services to be provided by FT Institutional. The Board further reviewed and considered information provided by management showing the expected impact of hiring FT Institutional on Adviser’s profitability consistent with the Manager of Managers Order. The Board also considered that management proposed that the Board approve the New Sub-Advisory Agreement in order to facilitate portfolio management team changes, effective March 2023. The Board reviewed and further considered the form of the New Sub-Advisory Agreement and the terms of the New Sub-Advisory Agreement, which were discussed at the Meeting, noting that the terms and conditions of the New Sub-Advisory Agreement were substantially similar to the terms and conditions of subadvisory agreements for other Franklin Templeton (FT) mutual funds.

In approving the New Sub-Advisory Agreement, the Board, including a majority of the Independent Trustees, determined that the hiring of FT Institutional is in the best interests of the Fund and its shareholders and does not involve a conflict of interest from which Advisers or FT Institutional derives an inappropriate advantage. The Board also determined that the terms of the New Sub-Advisory Agreement are fair and reasonable. While attention was given to all information furnished, the following discusses some primary factors relevant to the Board’s determination.

Nature, Extent and Quality of Services

The Board reviewed and considered information regarding the nature, extent and quality of investment management services to be provided by FT Institutional and currently being provided by Advisers and its affiliates to the Fund and its shareholders. In doing so, the Board noted that the Fund employs a “manager of managers” structure pursuant to the Manager of Managers Order granted to Advisers by the SEC, whereby Advisers and the Fund may, without shareholder approval, enter into sub-advisory agreements with sub-advisers that are indirect or direct wholly owned subsidiaries of FRI. In particular, with respect to FT Institutional, the Board took into account that the new portfolio manager proposed to serve as a portfolio manager for the Fund is an employee of FT Institutional. The Board reviewed and considered information regarding the nature, quality and extent of investment sub-advisory services to be provided by FT Institutional to the Fund and its shareholders under the New Sub-Advisory Agreement; FT Institutional’s experience as a manager of other funds and accounts, including those within the FT organization; the personnel, operations, financial condition, and investment management capabilities, methodologies and resources of FT Institutional and FT Institutional’s capabilities, as demonstrated by, among other things, its policies and procedures reasonably designed to prevent violations of the federal securities laws.

The Board also reviewed and considered the benefits provided to Fund shareholders of investing in a fund that is part of the FT family of funds. The Board noted the financial position of FRI, the parent of Advisers and FT Institutional, and its commitment to the mutual fund business as evidenced by its reassessment of fund offerings in response to the market environment and project initiatives and capital investments relating to the services provided to the Fund by the FT organization. The Board specifically noted FT’s commitment to being a global leader in stewardship and sustainability.

Following consideration of such information, the Board was satisfied with the nature, extent and quality of services to be provided by FT Institutional to the Fund and its shareholders.

Fund Performance

The Board noted its review and consideration of and conclusions made regarding the performance results of the Fund in connection with the February 2022 annual contract renewal (Annual Contract Renewal) of the Fund’s investment management agreement and at regular Board meetings throughout the year.

Comparative Fees and Expenses

The Board reviewed and considered information regarding the investment sub-advisory fee to be charged by FT Institutional. The Board noted that the addition of FT Institutional will have no impact on the amount of management fees that are currently paid by the Fund as FT Institutional will be paid by Advisers out of the management fee that Advisers receives from the Fund. The Board further noted that the allocation of the fee between Advisers and FT Institutional reflected the services to be provided by FT Institutional. The Board concluded that the proposed investment sub-advisory fee to be paid to FT Institutional is reasonable.

Management Profitability and Economies of Scale

The Board noted management’s belief that Adviser’s profitability is not expected to materially change as a result of the addition of FT Institutional. The Board determined that its conclusions regarding profitability and economies of scale reached in connection with the Annual Contract Renewal of the investment management agreement with Advisers had not changed as a result of the proposal to approve the New Sub-Advisory Agreement.

Conclusion

Based on its review, consideration and evaluation of all factors it believed relevant, including the above-described factors and conclusions, the Board unanimously approved the New Sub-Advisory Agreement for an initial two-year period.

ADDITIONAL INFORMATION ABOUT THE FUND

The Investment Manager

Advisers currently serves as the Fund’s investment manager pursuant to an amended and restated investment management agreement dated December 29, 2017, as amended on May 13, 2020, between the Trust, on behalf of the Fund, and Advisers.  The Board most recently voted to renew the management agreement for the Fund on May 24, 2023. Advisers’ principal offices are located at One Franklin Parkway, San Mateo, CA 94403-1906.  Advisers is an indirect, wholly owned subsidiary of FRI. Further information about FRI and its principal shareholders can be found above under “INFORMATION ABOUT FT INSTITUTIONAL.”

The Trustees who are interested persons of Advisers or its affiliates and certain officers of the Trust who are shareholders of FRI are not compensated by the Trust or the Fund for their services, but may receive indirect remuneration due to their participation in management, advisory and other fees received by Advisers and its affiliates from the Fund.

The Trust employs Advisers to manage the investment and reinvestment of the Fund’s assets, to administer its affairs and to provide or procure, as applicable, administrative and other services, subject to the oversight of the Board.  Under the management agreement, Advisers has the authority to make all determinations with respect to the investment of the Fund’s assets and the purchase and sale of its investment securities. Advisers also may place orders for the execution of the Fund’s securities transactions.  In addition, Advisers has the authority and discretion to delegate its investment management responsibilities through the appointment of one or more sub-advisors. In allocating the Fund’s assets, Advisers has discretion to not allocate any assets to one or more sub-advisors at any time.

The Fund pays Advisers a fee equal to an annual rate of:

•        0.625% of the value of net assets up to and including $500 million;

•        0.525% of the value of net assets over $500 million up to and including $1 billion;

•        0.480% of the value of net assets over $1 billion up to and including $1.5 billion;

•        0.435% of the value of net assets over $1.5 billion up to and including $6.5 billion;

•        0.415% of the value of net assets over $6.5 billion up to and including $11.5 billion;

•        0.400% of the value of net assets over $11.5 billion up to and including $16.5 billion;

•        0.390% of the value of net assets over $16.5 billion up to and including $19 billion;

•        0.380% of the value of net assets over $19 billion up to and including $21.5 billion; and

•        0.370% of the value of net assets over $21.5 billion.

The fee is calculated daily and paid monthly according to the terms of the management agreement.  Each class of the Fund’s shares pays its proportionate share of the fee.

For the fiscal year ended October 31, 2022, FT Institutional contractually agreed to waive or assume certain expenses so that common expenses (excluding Rule 12b-1 fees, acquired fund fees and expenses and certain non-routine expenses) for each class of the Fund do not exceed 0.58% for each share class except Class R6 and 0.47% for Class R6 until February 29, 2024. FT Institutional also contractually agreed in advance to reduce its fees as a result of the Fund's investment in Franklin Templeton affiliated funds (acquired fund) until February 29, 2024.

The investment management fee, as a percentage of the Fund’s net assets, for the fiscal year ended October 31, 2022, before and after waivers, was 0.47% and 0.38%, respectively. For the fiscal year ended October 31, 2022, the aggregate amount of the investment management fees paid by the Fund to TGAL was $16,060,068 (after fee waivers).  Investment management fees before waivers totaled $19,890,185.

The Administrator

The administrator for the Fund is FT Services, with offices at One Franklin Parkway, San Mateo, California 94403-1906.  FT Services is an indirect, wholly owned subsidiary of FRI and an affiliate of Advisers and FT Institutional. The fee for administrative services provided by FT Services is paid by Advisers based on the Fund’s average daily net assets, and is not an additional expense of the Fund. For the fiscal year ended October 31, 2022, Advisers paid FT Services administrative fees of $3,670,030.  JPMorgan Chase Bank, N.A., 1111 Polaris Parkway, Columbus, OH 43240 has an agreement with FT Services to provide certain sub-administrative services for the Fund.

The Principal Underwriter

The principal underwriter for the Fund is Franklin Distributors, LLC (“Distributors”), One Franklin Parkway, San Mateo, California 94403-1906.  As principal underwriter, Distributors receives underwriting commissions and 12b-1 fees pursuant to separate Rule 12b-1 plans adopted by the Board for the Fund, which fees are used for, among other things, service fees paid to securities dealers, advertising expenses and the costs of printing sales material and prospectuses.

In connection with the offering of the Fund’s Class A, Class C, and Class R shares, Distributors received $1,845,508 in total commissions and retained $96,419 for the fiscal year ended October 31, 2022. Distributors also received $77,455 in connection with the redemption or repurchase of shares for the fiscal year ended October 31, 2022. For the fiscal year ended October 31, 2022, the Fund paid $8,339,098 under the Fund’s Class A 12b-1 plan, $754,896 under the Fund’s Class C 12b-1 plan and $53,289 under the Fund’s Class R 12b-1 plan. Distributors does not receive compensation from the Fund for acting as the principal underwriter with respect to the Fund’s Class R6 or Advisor Class shares. These services continue to be provided subsequent to the approval of the New Sub-Advisory Agreement.

The Transfer Agent

The transfer agent, dividend-paying agent and shareholder servicing agent for the Fund is Franklin Templeton Investor Services, LLC (“FTIS”), located at 3344 Quality Drive, Rancho Cordova, CA 95670-7313. These services continue to be provided subsequent to the approval of the New Sub-Advisory Agreement.

Other Matters

The Fund’s most recent audited financial statements and annual report and the most recent semi-annual report to shareholders succeeding the annual report, if any, are available free of charge.  To obtain a copy, please call (800) DIAL BEN/(800) 342-5236 or send a written request to Franklin Templeton Investor Services, P.O. Box 997151, Sacramento, CA 95899-7151.

Principal Shareholders

The outstanding shares and classes of the Fund as of June 7, 2023 are set forth in Exhibit B. To the knowledge of the Fund’s management, as of June 7, 2023 there were no other entities, except as set forth in Exhibit B, owning beneficially more than 5% of the outstanding shares of any class of the Fund.

In addition, to the knowledge of the Trust’s management, as of June 7, 2023 the officers and board members, as a group, owned of record and beneficially less than 1% of the outstanding shares of each class of the Fund. The board members may own shares in other funds in Franklin Templeton.

Contacting the Board

If a shareholder wishes to send a communication to the Board, such correspondence should be in writing and addressed to the Board at the Trust’s offices, One Franklin Parkway, San Mateo, California 94403-1906, Attention: Secretary.  The correspondence will be given to the Board for review and consideration.

EXHIBIT A

SUB-ADVISORY AGREEMENT

FRANKLIN INVESTORS SECURITIES TRUST

On behalf of

FRANKLIN TOTAL RETURN FUND

THIS SUB-ADVISORY AGREEMENT (the “Agreement”), made as of the 31st day of March, 2023, by and between FRANKLIN ADVISERS, INC., a California corporation (“FAV”), and Franklin Templeton INSTITUTIONAL, LLC, a Delaware limited liability company (“FT Institutional”).

W I T N E S E T H

WHEREAS, FAV and FT Institutional are each registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and are engaged in the business of supplying investment management services, as an independent contractor;

WHEREAS, FAV, pursuant to an investment management agreement (“Investment Management Agreement”), has been retained to render investment management services to the Franklin Total Return Fund (the “Fund”), a series of Franklin Investors Securities Trust (the “Trust”), an investment management company registered with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, FAV desires to retain FT Institutional to render investment advisory, research and related services to the Fund pursuant to the terms and provisions of this Agreement, and FT Institutional is interested in furnishing said services.

NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

1.               FAV hereby retains FT Institutional, and FT Institutional hereby accepts such engagement, to furnish certain investment advisory services with respect to the assets of the Fund, as more fully set forth herein.

(a)        Subject to the overall policies, direction and review of the Trust’s Board of Trustees (the “Board”) and to the instructions and supervision of FAV, FT Institutional agrees to provide certain investment advisory services with respect to securities and investments and cash equivalents in the Fund. FAV will continue to have full responsibility for all investment advisory services provided to the Fund, including determining the manner in which any voting rights, rights to consent to corporate action and any other rights pertaining to the investment securities within the Fund shall be exercised.

(b)        Both FT Institutional and FAV may place all purchase and sale orders on behalf of the Fund.

(c)        Unless otherwise instructed by FAV or the Board, and subject to the provisions of this Agreement and to any guidelines or limitations specified from time to time by FAV or by the Board, FT Institutional shall report daily all transactions effected by FT Institutional on behalf of the Fund to FAV and to other entities as reasonably directed by FAV or the Board.

(d)        For the term of this Agreement, FT Institutional shall provide the Board at least quarterly, in advance of the regular meetings of the Board, a report of its activities hereunder on behalf of the Fund for the next quarter, all in such form and detail as requested by the Board. Any team members shall also be available to attend such meetings of the Board as the Board may reasonably request.

(e)        In performing its services under this Agreement, FT Institutional shall adhere to the Fund’s investment objective, policies and restrictions as contained in the Fund’s Prospectus and Statement of Additional Information, and in the Trust’s Amended and Restated Agreement and Declaration of Trust, and to the investment guidelines most recently established by FAV and shall comply with the provisions of the 1940 Act and the rules and regulations of the SEC thereunder in all material respects and with the provisions of the United States Internal Revenue Code of 1986, as amended, which are applicable to regulated investment companies.

(f)         In carrying out its duties hereunder, FT Institutional shall comply with all reasonable instructions of the Fund or FAV in connection therewith.

2.         In performing the services described above, FT Institutional shall use its best efforts to obtain for the Fund the most favorable price and execution available. Subject to prior authorization of appropriate policies and procedures by the Board, FT Institutional may, to the extent authorized by law and in accordance with the terms of the Fund’s Investment Management Agreement, Prospectus and Statement of Additional Information, cause the Fund to pay a broker who provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, in recognition of the brokerage and research services that such broker provides, viewed in terms of either the particular transaction or FT Institutional’s overall responsibilities with respect to accounts managed by FT Institutional. FT Institutional may use for the benefit of its other clients any such brokerage and research services that FT Institutional obtains from brokers or dealers. To the extent authorized by applicable law, FT Institutional shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

3.         (a)        FAV shall pay to FT Institutional a monthly fee in U.S. dollars equal to 20% of the net investment advisory fee payable by the Fund to FAV (the “Net Investment Advisory Fee”), calculated daily, as compensation for the services rendered and obligations assumed by FT Institutional during the preceding month.

For purposes of this Agreement, the Net Investment Advisory Fee payable by the Fund to FAV shall equal (i) 96% of an amount equal to the total investment management fees payable to FAV, minus any Fund fees and/or expenses waived or reimbursed by FAV, minus (ii) any fees payable by FAV to Franklin Templeton Services, LLC for fund administrative services.

The sub-advisory fee under this Agreement shall be payable on the first business day of the first month following the effective day of this Agreement and shall be reduced by the amount of any advance payments made by FAV relating to the previous month.

(b)        If this Agreement is terminated prior to the end of any month, the monthly fee shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the total number of calendar days in the month, and shall be payable within 10 days after the date of termination.

4.         It is understood that the services provided by FT Institutional are not to be deemed exclusive. FAV acknowledges that FT Institutional may have investment responsibilities, render investment advice to, or perform other investment advisory services to other investment companies and clients, which may invest in the same type of securities as the Fund (collectively, “Clients”). FAV agrees that FT Institutional may give advice or exercise investment responsibility and take such other action with respect to such Clients which may differ from advice given or the timing or nature of action taken with respect to the Fund. In providing services, FT Institutional may use information furnished by others to FAV and FT Institutional in providing services to other such Clients.

5.         FT Institutional agrees to use its best efforts in performing the services to be provided by it pursuant to this Agreement.

6.         During the term of this Agreement, FT Institutional will pay all expenses incurred by it in connection with the services to be provided by it under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Fund. The Fund and FAV will be responsible for all of their respective expenses and liabilities.

7.         FT Institutional shall, unless otherwise expressly provided and authorized, have no authority to act for or represent FAV or the Fund in any way, or in any way be deemed an agent for FAV or the Fund.

8.         FT Institutional will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where FT Institutional may be exposed to civil or criminal contempt proceedings for failure to comply when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

9.         This Agreement shall become effective as of the date first written above and shall continue in effect for two years. If not sooner terminated, this Agreement shall continue in effect for successive periods not exceeding 12 months each thereafter, provided that each such continuance shall be specifically approved at least annually by the vote of a majority of the Trust’s Board of Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast at a meeting called for the purpose of voting on such approval, and either the vote of (a) a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, or (b) a majority of the Trust’s Board of Trustees as a whole.

10.       (a)        Notwithstanding the foregoing, this Agreement may be terminated (i) at any time, without the payment of any penalty, by the Board upon written notice to FAV and FT Institutional, or by vote of a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, or (ii) by FAV or FT Institutional upon not less than sixty (60) days’ written notice to the other party.

(b)        This Agreement shall terminate automatically in the event of any assignment thereof, as defined in the 1940 Act, and in the event of any termination or assignment of the Investment Management Agreement between FAV and the Fund. (“Assignment” has the meaning set forth in the 1940 Act.)

11.       (a)        In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of FT Institutional, neither FT Institutional nor any of its directors, officers, employees or affiliates shall be subject to liability to FAV, the Trust or the Fund or to any shareholder of the Fund for any error of judgment or mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.

(b)        Notwithstanding paragraph 11(a), to the extent that FAV is found by a court of competent jurisdiction, or the SEC or any other regulatory agency, to be liable to the Fund or any shareholder (a “liability”) for any acts undertaken by FT Institutional pursuant to authority delegated as described in Paragraph 1(a), FT Institutional shall indemnify FAV and each of its affiliates, officers, directors and employees (each a “Franklin Indemnified Party”) harmless from, against, for and in respect of all losses, damages, costs and expenses incurred by a Franklin Indemnified Party with respect to such liability, together with all legal and other expenses reasonably incurred by any such Franklin Indemnified Party, in connection with such liability.

(c)        No provision of this Agreement shall be construed to protect any director or officer of FAV or FT Institutional from liability in violation of Sections 17(h) or (i), respectively, of the 1940 Act.

12.       In compliance with the requirements of Rule 31a-3 under the 1940 Act, FT Institutional hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund, or to any third party at the Fund’s direction, any of such records upon the Fund’s request. FT Institutional further agrees to preserve for periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

13.       Upon termination of FT Institutional’s engagement under this Agreement or at the Fund’s direction, FT Institutional shall forthwith deliver to the Fund, or to any third party at the Fund’s direction, all records, documents and books of accounts which are in the possession or control of FT Institutional and relate directly and exclusively to the performance by FT Institutional of its obligations under this Agreement; provided, however, that FT Institutional shall be permitted to keep such records or copies thereof for such periods of time as are necessary to comply with applicable laws, in which case FT Institutional shall provide the Fund or a designated third party with copies of such retained documents unless providing such copies would contravene such rules, regulations and laws.

Termination of this Agreement or FT Institutional’s engagement hereunder shall be without prejudice to the rights and liabilities created hereunder prior to such termination.

14.       If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, in whole or in part, the other provisions hereof shall remain in full force and effect. Invalid provisions shall, in accordance with the intent and purpose of this Agreement, be replaced by such valid provisions which in their economic effect come as closely as legally possible to such invalid provisions.

15.       Any notice or other communication required to be given pursuant to this Agreement shall be in writing and given by personal delivery, pre-paid registered mail or nationally-recognized overnight delivery service, or by facsimile transmission and shall be effective upon receipt. Notices and communications shall be given:

(i)         to FAV:

One Franklin Parkway

San Mateo, CA 94403

(ii)        to FT Institutional :

280 Park Avenue

New York, NY 10017

16.       This Agreement shall be interpreted in accordance with and governed by the laws of the State of California.

17.       FT Institutional acknowledges that it has received notice of and accepts the limitations of the Trust’s liability as set forth in its Amended and Restated Agreement and Declaration of Trust. FT Institutional agrees that the Trust’s obligations hereunder shall be limited to the assets of the Fund; that no other series of the Trust shall be liable with respect to this Agreement or in connection with the matters contemplated herein; and that FT Institutional shall not seek satisfaction of any such obligation from any shareholders of the Trust, the Fund nor from any trustee, officer, employee or agent of the Trust, or from any other series of the Trust.

18.       Where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of the Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers.

FRANKLIN ADVISERS, INC.

By: /s/ Edward D. Perks

Name: Edward D. Perks

Title:    President

FRANKLIN TEMPLETON INSTITUTIONAL, LLC

By: /s/ Laura F. Fergerson

Name: Laura F. Fergerson

Title:    Vice President

EXHIBIT B

OUTSTANDING SHARES OF THE FRANKLIN TOTAL RETURN FUND

AS OF JUNE 7, 2023.

Franklin Total Return Fund	Outstanding Shares
Class A Shares	326,982,160.713
Class C Shares	10,074,721.868
Class R Shares	1,016,625.366
Class R6 Shares	54,189,862.172
Advisor Class Shares	20,482,079.304
Total	412,745,449.423

5% SHAREHOLDERS

Entities Owning Beneficially more than Five Percent (5%) of the Outstanding Shares of any Class of the Fund as of June 7, 2023.

Class	Name and Address of Account	Share Amount	Percentage of Class (%)
Class A Shares	Edward Jones & Co.* 12555 Manchester Road St. Louis, MO 63131-3710	243,703,647	74.53
Class C Shares	Renaissance Charitable Foundation Inc* FBO Franklin Templeton Charitable Giving Fund 8910 Purdue Road Suite 555 Indianapolis, IN 46268-3161	5,319,204	52.79
	Edward Jones & Co.* 12555 Manchester Road St. Louis, MO 63131-3710	892,698	8.86
Class R Shares	Hartford Life Insurance Co.* P.O. Box 2999 Hartford, CT 06104-2999	382,112	37.58
	Massachusetts Mutual Life Insurance Co.* 1295 State Street Springfield, MA 01111-0001	103,715	10.20
	Matrix Trust Co.* 717 17th St. Street 1300 Denver, CO 802023304	59,097	5.81
Class R6 Shares	Edward Jones & Co.* 12555 Manchester Road St. Louis, MO 63131-3710	47,531,519	87.71
	Merrill Lynch Pierce Fenner & Smith* 4800 Deer Lake Drive East FL 2 Jacksonville, FL 32248-6484	3,492,215	6.44
Advisor Class Shares	LPL Financial* Attn: Mutual Fund Trading 4707 Executive Drive San Diego, CA 92121-3091	8,692,643	42.44
	Pershing LLC* One Pershing Plaza Jersey City, NJ 07399-0001	2,164,305	10.56
	National Financial Services LLC* Attn: Mutual Fund Department 4th Floor 499 Washington Boulevard Jersey City, NJ 07310-1995	1,586,409	7.74
	Raymond James* Attn: Courtney Waller 880 Carillon Parkway St. Petersburg, FL 33716-1102	1,342,958	6.55
	Lincoln Investment Planning LLC* 601 Office Center Drive Street 300 Fort Washington, PA 190343275	1,029,425	5.02

                                                                           B-1

*For the benefit of its customer(s).

460 STMT 06/23

                                                                           B-2